STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (“Pledge Agreement”) is made by ORVILLE G. KOLTERMAN, M.D., an individual with a residence at 15793 Hidden Valley, Poway, California 92064 (“Pledgor”), and between AMYLIN PHARMACEUTICALS, INC., a Delaware corporation, with its principal place of business at 9373 TOWNE CENTRE DRIVE, SUITE 250, SAN DIEGO, CALIFORNIA 92121 (“Pledgee”).

     WHEREAS, Pledgor has concurrently herewith executed that certain Promissory Note and Security Agreement (the “Note”) in favor of Pledgee in the original principal amount of ONE HUNDRED NINE THOUSAND THREE HUNDRED NINETY-FIVE DOLLARS ($109,395.00) in payment of the purchase price of Twenty-Three Thousand Four Hundred (23,400) shares of the Common Stock of Pledgee; and

     WHEREAS, Pledgee is willing to accept the Note from Pledgor, but only upon the condition, among others, that Pledgor shall have executed and delivered to Pledgee this Pledge Agreement and the Pledged Collateral (as defined below);

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pledgor hereby agrees as follows:

     1. As security for the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all indebtedness of Pledgor to Pledgee created under the Note (all such indebtedness being the “Liabilities”), Pledgor hereby pledges to Pledgee, and grants to Pledgee, a first priority security interest in all of the following (collectively, the “Pledged Collateral”):

(a) Twenty-Three Thousand Four Hundred (23,400) shares of Common Stock of Pledgee represented by Certificates numbered AML9961 & AML9962 (the “Pledged Shares”), and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) all voting trust certificates held by Pledgor evidencing the right to vote any Pledged Shares subject to any voting trust; and

(c) all additional shares and voting trust certificates from time to time acquired by Pledgor in any manner on account of the Pledged Shares (which additional shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

1.

     “Event of Default” shall mean a failure to pay the Note upon demand or when otherwise due.

     The term “indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities heretofore, now or hereafter made, incurred or created, whether voluntary, or involuntary, and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

     2. Pledgor hereby represents and warrants to Pledgee as follows:

(a) Pledgor is, at the time of delivery of the Pledged Shares to Pledgee hereunder, and at all times during which this Pledge Agreement is in effect shall be, the sole holder of record and the sole beneficial owner of the Pledged Collateral, free and clear of any lien thereon or affecting title thereto, except for the lien created by this Pledge Agreement.

(b) To Pledgor’s knowledge, none of the Pledged Shares have been transferred in violation of securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

(c) To Pledgor’s knowledge, no consent, approval, authorization or other order of any person and no consent or authorization of any governmental authority or regulatory body is required to be made or obtained by Pledgor either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by Pledgor; or (ii) for the exercise by Pledgee of the voting or other rights provided for in this Pledge Agreement or the remedies with respect to the Pledged Collateral pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(d) The pledge, grant of a security interest in, and delivery of the Pledged Collateral pursuant to this Pledge Agreement, will create a valid first priority lien on and in the collateral pledged by Pledgor, and the proceeds thereof, securing the payment of the Liabilities, assuming continued possession of the Pledged Collateral by the Pledgee.

(e) This Pledge Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid, and binding obligation of Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

2.

     3. Upon the occurrence and during the continuance of an Event of Default and the failure of Pledgor to cure such Event of Default immediately without further notice to Pledgor, and at the expense of Pledgor, Pledgee in its name or in the name of its nominee or of Pledgor may, but shall not be obligated to: (a) collect by legal proceedings or otherwise all dividends, (except cash dividends other than liquidating dividends) and other sums now or hereafter payable upon or on account of said Pledged Collateral; (b) enter into any extension, reorganization, deposit, merger or consolidation agreement, or any agreement in any way relating to or affecting the Pledged Collateral, and in connection therewith may deposit or surrender control of such Pledged Collateral thereunder, accept other property in exchange for such Pledged Collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for such Pledged Collateral shall be applied to the indebtedness or thereafter held by it pursuant to the provisions hereof; (c) insure, process and preserve the Pledged Collateral; and (d) cause the Pledged Collateral to be transferred to its name or to the name of its nominee.

     4. Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Pledged Collateral, and upon the failure of Pledgor to do so, Pledgee at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

     5. Until the Liabilities have been paid or otherwise satisfied in full, Pledgor agrees that Pledgor:

(a) will not (1) sell, transfer or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral (or any part thereof or interest therein) except with the prior written consent of Pledgee, or (2) create or permit to exist any lien or encumbrance upon or with respect to any of the Pledged Collateral except for the lien created by this Pledge Agreement. If any Pledged Collateral, or any part thereof, is sold, transferred or otherwise disposed of in violation of this Section 5, the security interest of Pledgee shall continue in the Pledged Collateral notwithstanding such sale, transfer or other disposition, and the Pledgor will deliver any proceeds thereof to the Pledgee to be held as Pledged Collateral hereunder;

(b) shall, at Pledgor’s own expense, promptly execute, acknowledge, and deliver all such instruments and take all such actions as Pledgee from time to time may reasonably request in order to ensure to Pledgee the benefits of the lien in and to the Pledged Collateral intended to be created by this Pledge Agreement; and

(c) shall maintain, preserve and defend the title to the Pledged Collateral and the lien of Pledgee thereon against the claim of any other person.

6. So long as no Event of Default shall have occurred and be continuing:

(a) The Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Pledge Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Pledgee in respect of the Pledged Collateral.

3.

(b) The Pledgor shall be entitled, from time to time, to collect and receive for the Pledgor’s own use, and shall not be required to pledge pursuant to Section 1 above, any cash dividends paid in respect of the Pledged Collateral; provided, however, that until actually paid or distributed to Pledgor, all rights to any such permitted cash dividends shall remain subject to the lien created by this Pledge Agreement.

(c) Upon five (5) business days’ written notice, the Pledgor shall be entitled to request the release of the Pledged Shares from the pledge as the indebtedness is paid. The number of Pledged Shares released shall be equal to the principal amount of the indebtedness paid divided by the then Fair Market Value (as defined in Section 8 below) of the Pledged Shares.

     7. All advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by Pledgee in exercising any right, power or remedy conferred by this agreement, or in the enforcement thereof, shall become a part of the indebtedness secured hereunder and shall be paid to Pledgee by the Pledgor immediately and without demand.

     8. Upon the occurrence and during the continuance of an Event of Default, and without any further notice to Pledgor, Pledgee may then, or at any time thereafter, with or without any previous demands or demand of performance, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Pledgee in whole or in part, the whole or any part of the Pledged Collateral in such order as Pledgee may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker’s board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the per share price of the Pledged Collateral (the “Fair Market Value”) shall be equal to the public market price then in effect, or, if at the time of sale no public market for the Pledged Collateral exists, then, Pledgee and Pledgor hereby agree that such private sale shall be at a purchase price mutually agreed to by Pledgee and Pledgor or, if the parties cannot agree upon a purchase price, then at a purchase price established by a majority of three independent appraisers knowledgeable of the value of such collateral, one named by Pledgor within 10 days after written request by the Pledgee to do so, one named by Pledgee within such 10 day period, and the third named by the two appraisers so selected, with the appraisal to be rendered by such body within 30 days after the appointment of the third appraiser. The cost of such appraisal, including all appraisers’ fees, shall be charged against the proceeds of sale as an expense of such sale. Pledgee may be the purchaser of any or all Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or right of redemption, except as required by applicable law. To the extent allowed by the law, demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived. Any sale hereunder may be conducted by any officer or agent of Pledgee.

4.

     9. The proceeds of the sale of any of the Pledged Collateral and all sums received or collected by Pledgee from or on account of such Pledged Collateral shall be applied by Pledgee to the payment of expenses incurred or paid by Pledgee in connection with any sale, transfer or delivery of the Pledged Collateral, to the payment of any other costs, charges, reasonable attorneys’ fees or expenses mentioned herein, and to the payment of the indebtedness or any part hereof, all in such order and manner as Pledgee in its discretion may determine. Pledgee shall then pay any balance to Pledgor.

     10. Except as expressly permitted hereunder, Pledgee may not transfer all or any part of the Pledged Collateral without the prior written consent of Pledgor.

     11. Upon the transfer of all or any part of the indebtedness, Pledgee may transfer all or any part of (a) the security interest granted herein to the Pledged Collateral and (b) the Pledged Collateral, and shall be fully discharged thereafter from all liability and responsibility with respect to such Pledged Collateral so transferred, and the transferee shall be vested with all the rights and powers of Pledgee hereunder with respect to such Pledged Collateral so transferred, but with respect to any Pledged Collateral not so transferred Pledgee shall retain all rights and powers hereby given.

     12. Until all indebtedness shall have been paid in full the power of sale and all other rights, powers and remedies granted to Pledgee hereunder shall continue to exist and may be exercised by Pledgee at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor may have ceased.

     13. Pledgee may at any time deliver the Pledged Collateral or any part thereof to Pledgor and the receipt thereof by Pledgor shall be a complete and full acquittance for the Pledged Collateral so delivered, and Pledgee shall thereafter be discharged from any liability or responsibility therefor.

     14. Immediately following the full and complete payment of all the Liabilities, the Pledgee shall deliver to the Pledgor the Pledged Collateral and all instruments of assignment executed in connection therewith, free and clear of the lien hereof, and all of the Pledgor’s obligations hereunder shall at such time terminate.

     15. If any provision of this Pledge Agreement is held to be unenforceable for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Pledge Agreement shall be deemed valid and enforceable to the full extent possible.

     16. This Pledge Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Pledge Agreement.

5.

     17. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of California as applied to contracts made and performed entirely within the State of California by residents of such State.

Dated: May 17, 2002

PLEDGOR	————————————————— Orville G. Kolterman, M.D.

PLEDGOR'S SPOUSE

     Pledgor’s spouse acknowledges receiving value in connection with the loan secured by the Collateral, hereby consents to the granting of a security interest in the Collateral, and waives any spousal or other rights he or she may have in the Collateral.

————————————————— Name: ————————————————— Date: —————————————————

PLEDGEE	Amylin Pharmaceuticals, Inc. By: ————————————————— Name: Lloyd A. Rowland ————————————————— Title: Vice President and General Counsel —————————————————

6.